Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Current Report on Form 8-K of Carmike Cinemas, Inc. dated June 8, 2015 of our report dated March 2, 2015 (June 8, 2015 as to Note 20) related to the financial statements of Carmike Cinemas, Inc. as of and for the year ended December 31, 2014, and contained in Registration Statements No. 333-176201, 333-121940, 333-102765, 333-102764, 333-85194, and 333-196305 on Forms S-8 and No. 333-189477 on Form S-3 of Carmike Cinemas, Inc. on Form 8-K.

Atlanta, Georgia

June 8, 2015